Exhibit 1.1

UNDERWRITING AGREEMENT

September 24, 2013

Westar Energy, Inc.

818 South Kansas Avenue

Topeka, Kansas 66612

Dear Sirs:

J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and UBS Securities LLC (collectively, the “Managers”) are acting on behalf of the underwriters (including ourselves) named in Schedule I-A hereto (such underwriters being herein called the “Underwriters”). Westar Energy, Inc., a Kansas corporation (the “Company”), J.P. Morgan Securities LLC, in its capacity as agent for an affiliate of the JPM Forward Counterparty (as defined below) (the “JPM Forward Seller”), and Wells Fargo Securities, LLC, in its capacity as agent for the Wells Forward Counterparty (as defined below) (the “Wells Forward Seller” and, together with the JPM Forward Seller, the “Forward Sellers”) at the request of the Company in connection with its entrance into the Forward Agreements (as defined below) and its potential entrance into one or more Optional Forward Agreements (as defined in the Standard Provisions) substantially in the form attached hereto as Exhibit A, confirm their respective agreements with the Managers and each of the other Underwriters with respect to (a) the sale by the Forward Sellers, and the purchase by the Underwriters, acting severally and not jointly, of (i) the respective numbers of Securities (as defined below) set forth in Schedules I-A and I-B hereto under the headings “Number of Borrowed Firm Securities to Be Purchased” and “Number of Borrowed Firm Securities to Be Sold,” as the case may be (subject to reduction for any Securities issued and sold by the Company pursuant to Section 9(a) of the Westar Energy, Inc. Underwriting Agreement Standard Provisions (Preferred Stock, Preference Stock, Depositary Shares, Common Stock) dated September 24, 2013 (the “Standard Provisions”)) (the “Borrowed Firm Securities”), and (ii) in connection with the Company’s right to execute one or more Optional Forward Agreements as described in Section 3(e) of the Standard Provisions and the related grant by the Forward Sellers to the Underwriters of the option described in Section 3(d) of the Standard Provisions, all or any part of the respective numbers of Securities set forth in Schedules I-A and I-B hereto under the headings “Number of Borrowed Optional Securities to Be Purchased” and “Number of Borrowed Optional Securities to Be Sold,” as the case may be (subject to reduction for any Securities issued and sold by the Company pursuant to Section 9(b) of the Standard Provisions) (the “Borrowed Optional Securities” and, collectively with the Borrowed Firm Securities, the “Borrowed Securities”), as provided in Section 3(d) of the Standard Provisions to cover over-allotments, if any, (b) the purchase by the Underwriters, acting severally and not jointly, of (i) any Securities issued and sold by the Company pursuant to Section 9(a) of the Standard Provisions (the “Standby Firm Securities” and, together with the Borrowed Firm Securities, the “Firm Securities”) and (ii) any Securities issued and sold by the Company pursuant to Section 9(b) of the Standard Provisions (the “Standby Optional Securities” and, collectively with any Borrowed Optional Securities and any Company Optional Securities, the “Optional Securities”) and (c) the grant by the Company to the Underwriters of the option described in Section 3(e)(ii) of the Standard Provisions to purchase from the Company the number of Securities set forth in an Exercise Notice (as defined in the Standard Provisions) (the “Company Optional Securities”), to cover over-allotments, if any. As used herein, “Securities” means shares of common stock of the Company, par value $5.00 per share; “Offered Securities” means, collectively, the Firm Securities and the Optional Securities; “Company Securities” means, collectively, any Standby Firm Securities, any Company Optional Securities and any Standby Optional Securities; and “Forward Agreement” means each of (a) the letter agreement, dated the date hereof and entered into by and between the Company and JPMorgan Chase Bank, National Association (the “JPM Forward Counterparty”) and (b) the letter agreement, dated the date hereof and entered into by and between the Company and Wells Fargo Bank, National Association (the “Wells Forward Counterparty” and, together with the JPM Forward Counterparty, the “Forward Counterparties”), in each case, relating to the forward sale by the Company, subject to the Company’s right to elect net share or cash settlement of such agreement, of a number of Securities equal to the number of Securities to be borrowed and sold by the relevant Forward Seller pursuant to this Underwriting Agreement.

Subject to the terms and conditions and in reliance upon the representations and warranties, terms and conditions set forth or incorporated by reference herein, (a) (i) each of the Forward Sellers, severally and not jointly, hereby agrees to sell to the respective Underwriters at a purchase price per share as set forth in Schedule IV hereto (the “Purchase Price”), the number of Securities set forth in Schedule I-B to the Underwriting Agreement relating to the Offered Shares opposite the name of such Forward Seller under the heading “Number of Borrowed Firm Securities to Be Sold,” plus its pro rata portion of any Borrowed Optional Securities whenever the Managers elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters and the Company exercises its right to cause the Forward Counterparties to enter

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into related Additional Forward Agreements, and (ii) each Underwriter agrees, severally and not jointly, to purchase from the Forward Sellers the number of Securities set forth opposite the name of such Underwriter in Schedule I-A to the Underwriting Agreement relating to the Offered Securities under the heading “Number of Borrowed Firm Securities to be Purchased,” plus its pro rata portion of any Borrowed Optional Securities whenever the Managers elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters and the Company exercises its right to cause the Forward Counterparties to enter into related Additional Forward Agreements; and (b) the Company hereby agrees to sell to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company any Company Securities (at the Purchase Price, in the case of any Standby Firm Securities, or at the Option Purchase Price (as defined in the Standard Provisions), in the case of any Company Optional Securities or Standby Optional Securities).

For purposes of this Underwriting Agreement, “Applicable Time” means 5:30 p.m. (New York time) on the date hereof.

Subject to the terms of this Underwriting Agreement, including the provisions of Section 9(a) of the Standard Provisions relating to the Managers’ option to postpone the Closing Date under the circumstances described therein, the Underwriters will pay for the Firm Securities upon delivery thereof at the offices of Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, California at 10:00 a.m. (New York time) on September 30, 2013 or at such other time, not later than 5:00 p.m. (New York time) on September 30, 2013 as shall be designated in writing by the Underwriters and the Company. The time and date of such payment and delivery are hereinafter referred to as the “Closing Date.”

Subject to the terms of this Underwriting Agreement, including the provisions of Section 9(b) of the Standard Provisions relating to the Managers’ option to postpone the Option Closing Date under the circumstances described therein, payment for any Optional Securities shall be made at the offices referred to above at 10:00 a.m. (New York time), on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from the Managers to the Company and the Forward Sellers of the Managers’ determination, on behalf of the Underwriters, to purchase an amount, specified in said notice, of Optional Securities, as shall be designated in writing by the Managers. The time and date of such payment are hereinafter referred to as the “Option Closing Date.” The notice of the determination to exercise the option to purchase Optional Securities and of the Option Closing Date may be given at any time within 30 days after the date of this Underwriting Agreement.

For purposes of Section 6(j) of the Standard Provisions, the following named executive officers and directors shall be subject to the Lock-Up Agreement attached as Schedule I to the Standard Provisions: Douglas R. Sterbenz, Mark A. Ruelle, Larry D. Irick, Greg A. Greenwood, Anthony D. Somma, James J. Ludwig, Jeffrey L. Beasley, Lee Wages, Kevin L. Kongs, B. Anthony Isaac, Michael F. Morrissey, Richard L. Hawley, S. Carl Soderstrom Jr., Mollie H. Carter, Jerry B. Farley, Arthur B. Krause, Charles Q. Chandler IV, R. A. Edwards III and Sandra A.J. Lawrence.

For purposes of Section 8 of the Standard Provisions, the only information furnished to the Company in writing by the Underwriters through the Managers expressly for use in the Registration Statement, the Time of Sale Prospectus and the Prospectus (each as defined in the Standard Provisions) consists of the information contained in the Preliminary Prospectus and the Prospectus in the first paragraph under the heading “Underwriting (Conflicts of Interest)—Commissions and Discounts” and under the heading “Underwriting (Conflicts of Interest)—Price Stabilization, Short Positions, and Penalty Bids.”

The Offered Securities shall have the terms set forth in the Base Prospectus (as defined in the Standard Provisions) dated March 20, 2013 and the Prospectus Supplement (as defined in the Standard Provisions) dated September 24, 2013.

All communications hereunder shall be in writing and effective only upon receipt and (a) if to the Underwriters, shall be delivered, mailed or sent via facsimile in care of J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, facsimile number (212) 622-8358, Attention: Equity Syndicate Desk, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, facsimile number (212) 713-3371, Attention: Syndicate, and Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, facsimile number (212) 214-5918 (confirmed by telephone to (800) 326-5897), Attention: Equity Syndicate Department or (b) if to the Company, shall be delivered, mailed or sent via facsimile to 818 South Kansas Avenue, Topeka, Kansas 66612, facsimile number (785) 575-8136, Attention: Larry D. Irick, Vice President, General Counsel and Corporate Secretary.

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The Company acknowledges and agrees that each of the Underwriters, the Forward Sellers and the Forward Counterparties is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Offered Securities contemplated hereby (including in connection with determining the terms of the offering, the Forward Agreements and any Optional Forward Agreements) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person and will not claim that the Underwriters, the Forward Sellers or the Forward Counterparties are acting in such capacity in connection with the offering of the Offered Securities contemplated hereby. In connection with the transactions contemplated hereby, the Underwriters, the Forward Sellers and the Forward Counterparties have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship. Additionally, none of the Underwriters, the Forward Sellers or the Forward Counterparties is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of Offered Securities contemplated hereby. The Underwriters, the Forward Sellers and the Forward Counterparties and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters, the Forward Sellers and the Forward Counterparties shall have no responsibility or liability to the Company with respect thereto. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters, the Forward Sellers and the Forward Counterparties with respect to any breach or alleged breach of any agency or fiduciary duty arising out of the transactions contemplated hereby. Any review by the Underwriters, the Forward Sellers or the Forward Counterparties of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters, the Forward Sellers or the Forward Counterparties, as applicable, and shall not be on behalf of the Company.

Except as set forth below, all provisions contained in the Standard Provisions, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Underwriting Agreement and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Underwriting Agreement.

[Signature page follows]

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Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

Very truly yours,

J.P. MORGAN SECURITIES LLC
WELLS FARGO SECURITIES, LLC
CITIGROUP GLOBAL MARKETS INC.
UBS SECURITIES LLC

On behalf of themselves and the other Underwriters named herein

By:	J.P. Morgan Securities LLC

By:	/s/ Yaw Asamoah-Duodu
Name:	Yaw Asamoah-Duodu
Title:	Managing Director

By:	Wells Fargo Securities, LLC

By:	/s/ David Herman
Name:	David Herman
Title:	Director

By:	Citigroup Global Markets Inc.

By:	/s/ Mary Beth Mandanas
Name:	Mary Beth Mandanas
Title:	Managing Director

By:	UBS Securities LLC

By:	/s/ Alex Miadelets
Name:	Alex Miadelets
Title:	Executive Director

By:	/s/ Mike Poleman
Name:	Mike Poleman
Title:	Associate Director

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J.P. MORGAN SECURITIES LLC
Acting as Forward Seller

By:	J.P. Morgan Securities LLC

By:	/s/ Yaw Asamoah-Duodu
Name:	Yaw Asamoah-Duodu
Title:	Managing Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
Acting as Forward Counterparty

By:	JPMorgan Chase Bank, National Association

By:	/s/ Tim Oeljeschlager
Name:	Tim Oeljeschlager
Title:	Vice President

WELLS FARGO SECURITIES, LLC
Acting as Forward Seller

By:	Wells Fargo Securities, LLC

By:	/s/ David Herman
Name:	David Herman
Title:	Director

WELLS FARGO BANK, NATIONAL ASSOCIATION
Acting as Forward Counterparty

By:	Wells Fargo Bank, National Association

By:	/s/ Michael Collins
Name:	Michael Collins
Title:	Managing Director

Accepted:

WESTAR ENERGY, INC.

By: /s/ Anthony D. Somma
Name:	Anthony D. Somma
Title:	Senior Vice President, Chief Financial Officer and Treasurer

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SCHEDULE I-A

Underwriter	Number of Borrowed Firm Securities to Be Purchased	Number of Borrowed Optional Securities to Be Purchased
J.P. Morgan Securities LLC	1,920,000	288,000
Wells Fargo Securities, LLC	1,520,000	228,000
Citigroup Global Markets Inc.	1,520,000	228,000
UBS Securities LLC	1,520,000	228,000
Deutsche Bank Securities Inc.	560,000	84,000
Barclays Capital Inc.	400,000	60,000
Goldman, Sachs & Co.	320,000	48,000
Samuel A. Ramirez & Company, Inc.	240,000	36,000

Total	8,000,000	1,200,000

I-A-1

SCHEDULE I-B

Name	Number of Borrowed Firm Securities to Be Sold	Number of Borrowed Optional Securities to Be Sold
J.P. Morgan Securities LLC, as Forward Seller	4,000,000	600,000
Wells Fargo Securities, LLC, as Forward Seller	4,000,000	600,000

I-B-1

SCHEDULE II

TIME OF SALE PROSPECTUS

1.	The Base Prospectus dated March 20, 2013 relating to the Offered Securities and included in the Registration Statement (File No. 333-187398).

2.	The preliminary prospectus supplement dated September 23, 2013 relating to the Offered Securities.

3.	The pricing terms of the offering of the Securities listed on Schedule III.

II-1

SCHEDULE III

FINAL PRICING TERMS

Pricing Information to be conveyed orally:

$31.15 per Security

Closing Date: September 30, 2013

Number of shares: 8,000,000

III-1

SCHEDULE IV

Firm Securities

Public Offering Price Per Security	Price Per Security Paid by Underwriters	Discount Per Security
$31.15000	$30.05975	$1.090250

Optional Securities

Public Offering Price Per Security	Price Per Security Paid by Underwriters	Discount Per Security
$31.15000	$30.05975	$1.090250

IV-1

EXHIBIT A

FORM OF OPTIONAL FORWARD AGREEMENT

[Insert Trade Date]

Confirmation of Additional Forward Stock Sale Transaction

To:	Westar Energy, Inc.

818 South Kansas Avenue

Topeka, Kansas 66612

[From:	JPMorgan Chase Bank, National Association

125 London Wall

London EC2Y 5AJ

England

From: J.P. Morgan Securities LLC,

Solely as Agent

tel: (212) 622-5270

fax: (212) 622-0105]1

[From:	Wells Fargo Bank, National Association

375 Park Avenue

New York, NY 10152

Attention: Documentation Group

From:	Wells Fargo Securities, LLC

Solely as Agent of Wells Fargo Bank, National Association

375 Park Avenue

New York, NY 10152

Attention: Documentation Group]2

Dear Sir/Madam:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between [JPMorgan Chase Bank, National Association, London Branch]3[Wells Fargo Bank, National Association]4 (“Party A”) and Westar Energy, Inc. (“Party B”) on the Trade Date specified below (the “Transaction”). This confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (as published by the International Swaps and Derivatives Association, Inc. (“ISDA”)) (the “Equity Definitions”) are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation will govern. Any reference to a currency shall have the meaning contained in Annex A to the 1998 ISDA FX and Currency Option Definitions, as published by ISDA.

[1]	Insert for JPMorgan.
[2]	Insert for Wells Fargo.
[3]	Insert for JPMorgan.
[4]	Insert for Wells Fargo.

1.	This Confirmation evidences a complete and binding agreement between Party A and Party B as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed an agreement in such form on the Trade Date (but without any Schedule except for the election of the laws of the State of New York as the governing law), and provided that in no event shall Party B be required to pay an additional amount to Party A under Section 2(d)(i)(4) of the Agreement in respect of any distribution or deemed distribution with respect to Shares. In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement. For purposes of the Equity Definitions, the Transaction is a Share Forward Transaction.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

GENERAL TERMS:

Trade Date:	[Insert date on which the Underwriters (as such term is defined in the Underwriting Agreement) exercise their option to purchase Optional Securities (as such term is defined in the Underwriting Agreement) pursuant to the Underwriting Agreement.]

Effective Date:	[Insert the Option Closing Date (as such term is defined in the Underwriting Agreement) in respect of the Borrowed Optional Shares (as such term is defined in the Underwriting Agreement) to which this Confirmation relates.]

Base Shares:	[The number of Borrowed Optional Securities (as such term is defined in the Underwriting Agreement) to be sold by the Forward Seller (as such term is defined in the Underwriting Agreement) affiliated with Party A to the Underwriters (as such term is defined in the Underwriting Agreement)] Shares. On each Settlement Date, the Base Shares shall be reduced by the number of Settlement Shares for such Settlement Date.

Maturity Date:	September 30, 2015 (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day), subject to extension if a Settlement Date on such date is deferred as provided below in clause (ii) of the proviso to the definition of Settlement Date; provided that if the Maturity Date is a Disrupted Day, then the Maturity Date shall be the first succeeding Scheduled Trading Day that is not a Disrupted Day.

Forward Price:	On the Effective Date, the Initial Forward Price, and on any other day, the Forward Price as of the immediately preceding calendar day, multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	USD [Insert Option Purchase Price (as such term is defined in the Standard Provisions to the Underwriting Agreement)]

Daily Rate:	For any day, (i)(A) USD-Federal Funds Rate for such day, minus (B) the Spread, divided by (ii) 360.

USD-Federal Funds Rate:	For any day, the rate set forth for such day opposite the caption “Federal funds”, as such rate is displayed on the page “FedsOpen <Index> <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that if no rate appears on any day on such page, the rate for the immediately preceding day on which a rate appears shall be used for such day.

Spread:	0.60%

Forward Price Reduction Date:	Each of the dates set forth under the heading “Forward Price Reduction Date” on Schedule I.

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Shares:	Common stock, $5.00 par value per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “WR”).

Exchange:	The New York Stock Exchange

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company (or its successor)

Calculation Agent:	Party A. Upon request, the Calculation Agent shall provide Party A and Party B with a schedule of all calculations, adjustments and determinations in reasonable detail and in a timely manner.

Determining Party:	Party A

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

SETTLEMENT TERMS:

Settlement Date:	Subject to the provisions under “Acceleration Events” and “Termination Settlement” below, any Scheduled Trading Day following the Effective Date and up to, and including, the Maturity Date, as designated by Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and that (a) if related to any Cash Settlement or Net Share Settlement, is delivered to Party A at least [ ][5] Scheduled Trading Days prior to such Settlement Date and (b) if related to Physical Settlement, may be delivered at any time and settlement will be completed as promptly as practicable thereafter; provided that (i) subject to clause (ii) below, the Maturity Date shall be a Settlement Date if on such date the Base Shares is greater than zero; (ii) if Cash Settlement or Net Share Settlement applies, any Settlement Date, including a Settlement Date on the original Maturity Date, shall, if Party A is unable to completely unwind its hedge during the Unwind Period due to (A) the restrictions applicable in connection with compliance with Rule 10b-18 under the Exchange Act as if such rule were applicable to Party A’s (or its affiliate’s) purchases during the Unwind Period, including any purchases in respect of the Base Unwind Daily Share Amount (as defined below), (B) the existence of any Suspension Day or Disrupted Day, or (C) the inability of Party A, in its commercially reasonable judgment, to unwind its hedge during the Unwind Period, be deferred until the third Scheduled Trading Day following the date on which Party A is able to completely unwind its hedge; provided that such deferral shall not extend beyond the 45th Scheduled Trading Day after the Settlement Date designated in the Settlement Notice, such 45th Scheduled Trading Day being a Settlement Date to which (x) Cash Settlement or Net Share Settlement, as applicable, will apply with respect to the portion of such

[5]	Insert a number equal to 30 multiplied by the Base Shares divided by the initial “Base Shares,” as such term is defined in the Base Confirmation (such number rounded up to the nearest whole number).

Settlement Shares as to which Party A reasonably determines that it has unwound its hedge during the Unwind Period, and (y) Physical Settlement will apply with respect to the remainder of such Settlement Shares, and (iii) no more than six Settlement Dates other than the Maturity Date may be designated by Party B; provided further that if Party A shall fully unwind its hedge during an Unwind Period by a date that is more than three Scheduled Trading Days prior to a Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date; provided further that if any Settlement Date specified above is not a Scheduled Trading Day (or, in the case of Physical Settlement, a Clearance System Business Day), the Settlement Date shall instead be the next Scheduled Trading Day (or Clearance System Business Day, as applicable).

Party A will be deemed to have completely unwound its hedge upon such time that Party A shall have acquired a number of Shares (i) in the case of Cash Settlement, equal to the number of Settlement Shares, and (ii) in the case of Net Share Settlement, that has an aggregate purchase price equal to (1) the product of (A) the number of Settlement Shares, and (B) the arithmetic average of the Forward Price over the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the Unwind Period, except as set forth in clause (2) below), minus (2) the product of (A) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (B) the number of Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

Settlement Shares:	Subject to the provisions under “Acceleration Events” and “Termination Settlement” below, with respect to any Settlement Date, a number of Shares, not to exceed the Base Shares, designated as such by Party B in the related Settlement Notice; provided that, on the Maturity Date, the number of Settlement Shares shall be equal to the Base Shares on such date; provided further that if a Settlement Date has been specified for a number of Shares equal to the Base Shares on or prior to the Maturity Date and such Settlement Date has been deferred as described above until a date later than the original Maturity Date, the number of Settlement Shares on the original Maturity Date shall be zero.

Settlement:	Subject to the provisions under “Settlement Date” above and “Acceleration Events” and “Termination Settlement” below, Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply if no Settlement Method is selected.

Settlement Notice Requirements:	Notwithstanding any other provisions hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement (as applicable) unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the following form: “As of the date of this Settlement Notice, Westar Energy, Inc. is not aware of any material nonpublic information concerning itself or the Shares and is designating the date contained herein as a Settlement Date in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.”

Unwind Period:	The period from, and including, the first Scheduled Trading Day following the date on which Party B elects Cash Settlement or Net Share Settlement in respect of a Settlement Date to, and including, the third Scheduled Trading Day preceding such Settlement Date.

Unwind Daily Share Amount:	On each Scheduled Trading Day during the Unwind Period, other than a Suspension Day or a Disrupted Day, Party A (or its affiliate) will, in accordance with the principles of best execution, use good faith efforts to purchase a number of Shares equal to the lesser of (i) 100% of the applicable volume limitation of Rule 10b-18 for the Shares on such Scheduled Trading Day, without reference to any block purchases, minus the Unwind Daily Share Amount (as defined in the Confirmation of Forward Stock Sale Transaction dated September 24, 2013 between Party A and Party B (the “Base Confirmation)), if any, for such Scheduled Trading Day (the “Base Unwind Daily Share Amount”), (ii) 25% of the daily trading volume for the Shares on the Exchange on such Scheduled Trading Day, minus the Base Unwind Daily Share Amount and (iii) the number of Shares necessary to complete the purchases required to calculate the Cash Settlement Amount or the Net Share Settlement Shares, as the case may be.

Physical Settlement:	On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A a number of Shares equal to the Settlement Shares for such Settlement Date, and Party A shall deliver to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis.

Physical Settlement Amount:	For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of the Forward Price on such Settlement Date, and the number of Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, Party A will pay the Cash Settlement Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of the Cash Settlement Amount to Party A. Such amounts shall be paid on the Settlement Date.

Cash Settlement Amount:	For any Settlement Date in respect of which Cash Settlement applies, an amount determined by the Calculation Agent equal to: (1) the product of (i) (A) the arithmetic average of the Forward Price over the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the Unwind Period, except as set forth in clause (2) below), minus (B) the weighted average price at which Party A is able to purchase Shares during the Unwind Period applicable to Cash Settlement to unwind its hedge in compliance with Rule 10b-18 under the Exchange Act as if it applied to Party A during the Unwind Period, and (ii) the number of Settlement Shares for such Settlement Date, minus (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the number of Net Share Settlement Shares is a (i) positive number, Party A shall deliver a number of Shares to Party B equal to the Net Share Settlement Shares, or (ii) negative number, Party B shall deliver a number of Shares to Party A equal to the absolute value of the Net Share Settlement Shares; provided that if Party A determines in its good faith judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:	On any Settlement Date in respect of which Net Share Settlement applies, an amount equal to (A) the number of Shares acquired by Party A (or an affiliate thereof) in the Unwind Period applicable to Net Share Settlement for such Settlement Date, minus (B) the number of Settlement Shares for such Settlement Date.

Settlement Currency:	USD

Failure to Deliver:	Not Applicable

SUSPENSION OF CASH OR NET SHARE SETTLEMENT:

Suspension Day:	Any day on which Party A determines based on the advice of counsel that Cash or Net Share Settlement may violate applicable securities laws. Party A shall notify Party B if it receives such advice from its counsel.

ADJUSTMENTS:

Method of Adjustment:	Calculation Agent Adjustment. Notwithstanding anything in the Equity Definitions to the contrary, the Calculation Agent may make an adjustment pursuant to Calculation Agent Adjustment to any one or more of the Base Shares, the Forward Price and any other variable relevant to the settlement or payment terms of the Transaction.

Additional Adjustment:	If, in Party A’s commercially reasonable judgment, the actual cost to Party A, over any 30 consecutive calendar day period, of borrowing a number of Shares equal to the Base Shares to hedge its exposure to the Transaction exceeds a weighted average rate equal to 60 basis points per annum, then, at Party B’s election, either (1) the Calculation Agent shall reduce the Forward Price in order to compensate Party A for the amount by which such cost exceeded a weighted average rate equal to 60 basis points per annum during such period or (2) the Borrow Cost Threshold (as defined herein) shall thereafter be reduced to 60 basis points per annum. The Calculation Agent shall notify Party B prior to making any such adjustment to the Forward Price pursuant to clause (1) above or any reduction to the Borrow Cost Threshold pursuant to clause (2) above, as the case may be, and, upon the request of Party B, Party A shall provide an itemized list of its stock loan costs for the applicable 30 consecutive calendar day period.

EXTRAORDINARY EVENTS:

Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any applicable Extraordinary Event shall be as specified under “Acceleration Events” and “Termination Settlement” below.

Tender Offer:	Not Applicable

Borrow Cost Threshold:	200 basis points per annum (subject to reduction pursuant to the provisions set forth opposite the caption “Additional Adjustment” above).

ACCOUNT DETAILS:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

3.	Other Provisions:

Conditions to Effectiveness:

The effectiveness of this Confirmation on the Effective Date shall be subject to (i) the condition that the representations and warranties of Party B contained in Section 3(a) of the Agreement and the Underwriting Agreement dated September 24, 2013 among Party B and J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and UBS Securities LLC, as representatives of the underwriters, and the other underwriters named therein (the “Underwriting Agreement”), and any certificate delivered pursuant to the Underwriting Agreement by Party B be true and correct on the Effective Date as if made as of the Effective Date, (ii) the condition that the representations and warranties of Party A contained in Section 3(a) of the Agreement be true and correct on the Effective Date as if made as of the Effective Date, (iii) the condition that Party B have performed all of the obligations required to be performed by it under the Underwriting Agreement on or prior to the Effective Date, (iv) the satisfaction of all of the conditions set forth in Section 5 of the Standard Provisions to the Underwriting Agreement and (v) the condition that the Underwriting Agreement has not been terminated pursuant to Section 10 thereof. In addition, if Party A (or its affiliate), in Party A’s commercially reasonable judgment, is unable to borrow and deliver for sale a number of Shares equal to the Base Shares on the Effective Date or if, in Party A’s commercially reasonable judgment, borrowing such number of Shares would entail a stock loan cost of more than 60 basis points per annum with respect to all or any portion of such Shares, the effectiveness of this Confirmation shall be limited to the number of Shares Party A (or its affiliate) may borrow on the Effective Date at a cost of not more than 60 basis points per annum.

Additional Representations and Warranties of Party B: Party B hereby represents and warrants to Party A (each of such representations to be deemed part of Section 3(a) of the Agreement) as of the date hereof and on the Effective Date, and, in the case of clause (b), on such dates and on the Settlement Date, that:

(a)	The execution, delivery and the performance by Party B of this Confirmation (including, without limitation, the issuance and delivery of Shares on any Settlement Date) and compliance by Party B with its obligations hereunder (i) has been duly authorized by all necessary corporate action and does not and will not result in any violation of the provisions of the articles of incorporation or by-laws of Party B or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government instrumentality or court, domestic or foreign, having jurisdiction, over Party B or any of its assets, properties or operations and (ii) will not conflict with or result in a breach or any of the terms or provisions of, or constitute a default under, (I) any material indenture, mortgage, deed of trust or other material agreement or instrument, in each case, filed as an exhibit to Party B’s most recent 10-K or Party B’s 8-Ks dated as of March 22, 2013 or August 14, 2013 to which Party B or any of its subsidiaries is a party or by which Party B or any of its subsidiaries or any of their respective properties is bound.

(b)	No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) as may be required to be obtained under state securities law.

(c)	Party B is as of the date hereof, and after giving effect to the transactions contemplated hereby will be, Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (A) the present fair market value (or present fair saleable value) of the assets of Party B is not less than the total amount required to pay the liabilities of Party B on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (B) Party B is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (C) assuming consummation of the transactions as contemplated by this Agreement, Party B is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (D) Party B is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which Party B is engaged and (E) Party B is not a defendant in any civil action that could reasonably be expected to result in a judgment that Party B is or would become unable to satisfy.

(d)	Neither Party B nor any “affiliated purchaser” of Party B (as defined in Rule 10b-18 under the Exchange Act) shall take any action (including, but not limited to, effecting “Cash Settlement” or “Net Share Settlement” (as such terms are defined in the Master Confirmation for Forward Stock Sale Transactions, dated as of March 21, 2013, between Party B and The Bank of New York Mellon (the “BNYMTC Forward”)) of any transaction under the BNYMTC Forward) that would cause any purchases of Shares by Party A (or any of its affiliates) during any Unwind Period relating to any Cash Settlement or Net Share Settlement of the Transaction not to comply with Rule 10b-18 under the Exchange Act, as if such rule were applicable to such purchases.

(e)	Party B is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended) and the Transaction was subject to individual negotiation.

(f)	The representations and warranties of Party B contained in the Underwriting Agreement and any certificate delivered pursuant thereto by Party B shall be true and correct on the Effective Date as if made as of the Effective Date.

(g)	Party B is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Party B’s ability to perform its obligations hereunder.

(h)	Party B (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least USD 50,000,000 as of the date hereof.

Covenants of Party B: Party B hereby agrees that, so long as either party has or may have any obligation under the Transaction, that:

(a)	Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b)	Party B has reserved and will keep available, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the full number of Shares as shall then be issuable upon settlement of the Transaction.

(c)	Prior to any Settlement Date, the Settlement Shares with respect to that Settlement Date shall have been approved for listing or quotation on the Exchange, subject to official notice of issuance.

(d)	Party B agrees not to repurchase any Shares if, immediately following such repurchase, the Base Shares (as such term is defined in the Base Confirmation), plus the Base Shares would be equal to or greater than 15% of the number of then-outstanding Shares.

(e)	Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act) other than distributions permitted under Rule 102(b) of Regulation M under the Exchange Act during any Unwind Period.

(f)	In addition to any other requirements set forth herein, Party B agrees not to elect Cash Settlement or Net Share Settlement if such settlement would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party A or Party B.

(g)	Party B will, by the fifth succeeding Exchange Business Day, notify Party A upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

(h)	The parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an affiliate of Party A to hedge Party A’s exposure under the Transaction. Accordingly, Party B agrees that the Settlement Shares that it delivers to Party A on each Settlement Date shall not bear a restrictive legend and that such Settlement Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants and Representation of Party A:

(a)	Unless the section labeled “Restricted Shares” below is applicable, Party A shall use any Settlement Shares delivered by Party B to Party A to return to securities lenders to close out borrowings created by Party A (or an affiliate of Party A) in connection with its hedging activities related to exposure under the Transaction.

(b)	In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Party A shall comply, or cause compliance, with the provisions of Rule 10b-18 (other than Rule 10b-18(b)(1)) under the Exchange Act, as if such provisions were applicable to such purchases.

(c)	Party A is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended), and the Transaction was subject to individual negotiation.

(d)	Party A shall deliver to Party B a properly executed Internal Revenue Service (“IRS”) Form W-9 or similar documentation establishing an exemption from backup withholding under the Internal Revenue Code of 1986, as amended (the “Code”).

Extraordinary Dividends:

If a record date for an Extraordinary Dividend occurs on or after the Effective Date, but prior to the Maturity Date (such date subject to deferral by up to 45 Scheduled Trading Days in connection with any deferral of a Settlement Date beyond the originally scheduled Maturity Date pursuant to the provisions opposite the caption “Settlement Date” above), Party B shall pay an amount, as determined by the Calculation Agent, in cash equal to the product of (a) such Extraordinary Dividend, and (b) the number of Base Shares on such record date (in the case of any such record date that occurs during an Unwind Period, subject to reduction by the Calculation Agent by a number of Shares equal to the number of Settlement Shares relating to such Unwind Period for which Party A has unwound its hedge), to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares and (ii) the Maturity Date (such date subject to deferral by up to 45 Scheduled Trading Days in connection with any deferral of a Settlement Date beyond the originally scheduled Maturity Date pursuant to the provisions opposite the caption “Settlement Date” above). “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend.

Acceleration Events: An Acceleration Event shall occur if:

(a)

Stock Borrow Events. Notwithstanding any other provision hereof, if in its commercially reasonable judgment Party A (or its affiliate) is unable to hedge Party A’s exposure to the Transaction (a “Stock Borrow Event”) because (i) of the lack of sufficient Shares being made available for Share borrowing by lenders or (ii) it (or its affiliate) would incur a stock loan cost of more than the Borrow Cost Threshold, Party A shall have the right to designate any Scheduled Trading Day to be a Settlement

Date on at least three Scheduled Trading Days’ notice and to select the number of Settlement Shares for such Settlement Date; provided that (x) prior to the effectiveness of the designation of a Stock Borrow Event under this paragraph (a), Party B may refer Party A to a lending party reasonably acceptable to Party A that will lend Party A (or its affiliate) Shares within such three Scheduled Trading Day period, on terms reasonably acceptable to Party A and at a stock loan cost of no more than the Borrow Cost Threshold and (y) the number of Settlement Shares for any Settlement Date so designated by Party A shall not exceed the number of Shares as to which such inability to, or cost limitation with respect to, borrow exists; or

(b)	Dividends and Other Distributions. Notwithstanding any other provision hereof, if on any day occurring after the Trade Date Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends (excluding Extraordinary Dividends) having an ex-dividend date during the period from and including any Forward Price Reduction Date (with each of the Trade Date and the Maturity Date and each date after the Maturity Date being a Forward Price Reduction Date for purposes of this clause (b) only) to but excluding the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I or (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, which distribution, issue or dividend has a record date on or prior to the final Settlement Date, then Party A shall have the right to designate any Scheduled Trading Day to be a Settlement Date for the entire Transaction on at least three Scheduled Trading Days’ notice and to select the number of Shares for such Settlement Date; or

(c)	ISDA Early Termination Date. Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, if Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, Party A shall have the right to designate any Scheduled Trading Day to be a Settlement Date for the entire Transaction on at least three Scheduled Trading Days’ notice; or

(d)	Board Approval of Merger. Notwithstanding any other provision hereof, if on any day occurring after the Trade Date the board of directors of Party B votes to approve, or there is a public announcement of, in either case any action that, if consummated, would constitute a Merger Event (as defined in the Equity Definitions), Party B shall notify Party A of any such vote or announcement within three Scheduled Trading Days (and, in the case of any such vote, Party B also covenants and agrees to publicly announce the occurrence of such vote within three Scheduled Trading Days thereof). Thereafter, Party A shall have the right to designate any Scheduled Trading Day to be a Settlement Date for the entire Transaction on at least three Scheduled Trading Days’ notice; or

(e)	Other Events. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, if an Insolvency, an Insolvency Filing, a Nationalization, a Delisting (as provided further in the next sentence) or a Change in Law (other than as specified in clause (Y) of the definition thereof) occurs (provided that the definition of “Change in Law” shall be amended by addition of clause (C) to read as follows: “(C) due to the effectiveness or implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010”), Party A shall have the right to designate any Scheduled Trading Day to be a Settlement Date for the entire Transaction on at least three Scheduled Trading Days’ notice and Party A shall be the Determining Party. In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of The New York Stock Exchange, NYSE MKT, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange, such exchange shall be deemed to be the Exchange.

Termination Settlement:

If a Settlement Date is specified following an Acceleration Event (a “Termination Settlement Date”), Physical Settlement shall apply with respect to such Termination Settlement Date as set forth above, subject to the provisions described under “Limit on Beneficial Ownership” below. If, upon designation of a Termination Settlement Date by Party A, Party B fails to deliver the Settlement Shares relating to such Termination

Settlement Date when due or otherwise fails to perform its obligations in connection therewith, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date.

Certain Changes In Law:

Upon the occurrence of any Change In Law specified in clause (Y) of the definition thereof, Party A and Party B agree to negotiate in good faith for at least 20 calendar days to amend this Confirmation to take account of the resulting “materially increased cost” as such phrase is used in clause (Y) of the definition of “Change In Law.” Such amendment may, if agreed by Party A and Party B, result in a Change In Law specified in clause (Y) of the definition thereof being treated as if it were a Change In Law specified in clause (X) of the definition thereof, as described in clause (e) under the heading “Acceleration Events” above. If, after negotiating in good faith for at least 20 calendar days to so amend this Confirmation, Party A and Party B do not agree on such an amendment, the relevant Change In Law specified in clause (Y) of the definition thereof shall be treated as if it were a Change In Law specified in clause (X) of the definition thereof, as described in clause (e) under the heading “Acceleration Events” above.

Rule 10b5-1:

It is the intent of Party A and Party B that the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that, except as otherwise provided herein, (i) during any Unwind Period Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or affiliate) in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

Party B hereby agrees with Party A that during any Unwind Period Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any Equity Personnel (as defined below). For purposes of the Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, or contained in a public filing made by Party B with the Securities and Exchange Commission and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information. For purposes of the Transaction, “Equity Personnel” means any employee on the trading side of the Equity Derivatives Group of [J.P. Morgan Securities LLC but does not include Messrs. David Aidelson, Elliot Chalom, Tim Oeljeschlager, Steven Seltzer and Santosh Sreenivasan]6[Wells Fargo Bank, National Association and does not include Mr. Michael Collins, Ms. Mary Lou Guttmann, Ms. Jenny Dahlen, Mr. Andrew Ralston and Mr. Michael D. Golden]7 (or any other person or persons reasonably designated from time to time by the Compliance Group of Party A, subject to written notice of such designation being delivered by Party A to Party B).

[6]	Insert for JPMorgan.
[7]	Insert for Wells Fargo.

Interpretive Letter:

The parties intend for this Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted by Robert W. Reeder and Leslie N. Silverman to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003.

Restricted Shares:

If Party B is unable to comply with clause (h) of “Covenants of Party B” above in this Section 3 because of a change in law or a change in interpretation or the policy of the Securities and Exchange Commission or its staff, or Party A otherwise determines in its reasonable, good faith opinion based on the advice of outside counsel that any Shares to be delivered to Party A by Party B may not be freely returned by Party A to securities lenders as described in clause (h) of “Covenants of Party B” above in this Section 3, then the Calculation Agent may, in consultation with Party B, make adjustments to the terms of the Transaction to preserve the economic intent of the parties, including adjustments to the Forward Price to reflect any lack of liquidity in restricted Shares, and the parties shall work together in good faith to effect settlement of the Transaction in a commercially reasonable manner and in compliance with applicable law and regulations.

Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver in settlement of this Transaction on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement or Termination Settlement, more than the number of Base Shares to Party A.

Assignment:

Party A may assign or transfer any of its rights or delegate any of its duties hereunder to any affiliate of Party A without the prior written consent of Party B, so long as the senior unsecured debt rating (the “Credit Rating”) of such affiliate (or any guarantor of its obligations under the Transaction) is equal to or greater than the Credit Rating of the ultimate parent of Party A, as specified by Standard and Poor’s Rating Services or Moody’s Investor Service, Inc., at the time of such assignment or transfer. In connection with any assignment or transfer pursuant to the immediately preceding sentence, (i) the guarantee of any guarantor of the relevant transferee’s obligation shall constitute a Credit Support Document under the Agreement and (ii) the assignee or transferee shall deliver to Party B a properly executed IRS Form W-9 or Form W-8 (together with all necessary attachments) establishing an exemption from backup withholding under the Code. Notwithstanding any other provision of this Confirmation to the contrary requiring or allowing Party A to purchase or receive any Shares from Party B, Party A may designate any of its affiliates to purchase or receive such Shares or otherwise to perform Party A’s obligations in respect of the Transaction and any such designee may assume such obligations, and Party A shall be discharged of its obligations to Party B only to the extent of any such performance. Any affiliate of Party A designated as described in the immediately preceding sentence shall deliver to Party B a properly executed IRS Form W-9 or Form W-8 (together with all necessary attachments) establishing an exemption from backup withholding under the Code.

Matters Relating to Agent:

[Each party agrees and acknowledges that (i) J.P. Morgan Securities LLC, as agent, (the “Agent”) acts solely as agent on a disclosed basis with respect to the transactions contemplated hereunder, and (ii) the Agent has no obligation, by guaranty, endorsement or otherwise, with respect to the obligations of either Party B or Party A hereunder, either with respect to the delivery of cash or Shares, either at the beginning or the end of the transactions contemplated hereby. In this regard, each of Party A and Party B acknowledges and agrees to look solely to the other for performance hereunder, and not to the Agent.]8

[8]	Insert for JPMorgan.

[Each party agrees and acknowledges that:

(a) Wells Fargo Securities, LLC, as agent, (the “Agent”) acts solely as agent for Party A on a disclosed basis with respect to the transactions contemplated hereunder.

(b) The Agent is registered as a broker-dealer with the U.S. Securities and Exchange Commission and the Financial Industry Regulatory Authority (FINRA), is acting hereunder for and on behalf of Party A solely in its capacity as agent for Party A pursuant to instructions from Party A, and is not and will not be acting as Party B’s agent, broker, advisor or fiduciary in any respect under or in connection with this Transaction.

(c) In addition to acting as Party A’s agent in executing the Transaction, the Agent is authorized from time to time to give written payment and/or delivery instructions to Party B directing it to make its payments and/or deliveries under the Transaction to an account of the Agent for remittance to Party A (or its designee), and for that purpose any such payment or delivery by Party B to the Agent shall be treated as a payment or delivery to Party A.

(d) Except as otherwise provided herein, any and all notices, demands, or communications of any kind transmitted in writing by either Party A or Party B under or in connection with the Transaction will be transmitted exclusively by such party to the other party through the Agent at the following address:

Wells Fargo Securities, LLC

375 Park Avenue

New York, NY 10152

Attention: Documentation Group

Telephone No.: (212) 214-6100

Facsimile No.: (212) 214-5913

(e) The Agent shall have no responsibility or liability to Party A or Party B for or arising from (1) any failure by either Party A or Party B to perform any of their respective obligations under or in connection with the Transaction, (2) the collection or enforcement of any such obligations, or (3) the exercise of any of the rights and remedies of either Party A or Party B under or in connection with the Transaction. Each of Party A and Party B agrees to proceed solely against the other to collect or enforce any such obligations, and the Agent shall have no liability in respect of the Transaction except for its gross negligence or willful misconduct in performing its duties as the agent of Party A.

(f) Upon written request, the Agent will furnish to Party A and Party B the date and time of the execution of the Transaction and a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with the Transaction.]9

Indemnity:

Party B agrees to indemnify Party A and its affiliates and their respective directors, officers, agents and controlling parties (Party A and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Party B in this Confirmation or the Agreement. In addition, Party B will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and reasonable expenses) in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom (whether or not such Indemnified Party is a party thereto) at the time, and only to the extent that the relevant loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a

[9]	Insert for Wells Fargo.

court of competent jurisdiction to have resulted from a breach of a covenant or representation made by Party B in this Confirmation or the Agreement. For the avoidance of doubt, Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Party A’s gross negligence, fraud, bad faith and/or willful misconduct or a breach of any representation or covenant of Party A contained in this Confirmation or the Agreement.

Miscellaneous:

Non-Reliance:	Applicable

Additional Acknowledgements:	Applicable

Agreements and Acknowledgments Regarding

Hedging Activities:	Applicable

4.	The Agreement is further supplemented by the following provisions:

Agreement Regarding Set-off and Collateral:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral. Obligations under the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) the Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Delivery of Cash:

For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Party B to deliver cash in respect of the settlement of the Transaction, except (i) as set forth under “Extraordinary Dividends” above or (ii) in circumstances where the cash settlement thereof is within Party B’s control (including, without limitation, where Party B so elects to deliver cash or fails timely to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting any damages that may be payable by Party B as a result of a breach of or an indemnity under this Confirmation or the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transaction.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not have the “right to acquire” (within the meaning of NYSE Rule 312.04(g)) Shares hereunder and Party A shall not be entitled to take delivery of any Shares deliverable hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, and after taking into account any Shares deliverable to Party A on the same day pursuant to the Base Confirmation, (i) the Share Amount would exceed the Applicable Share Limit, or (ii) Party A and each person subject to aggregation of Shares with Party A under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Party A Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of the lesser of (A) 7.5% of the then outstanding Shares or (B) [Insert a number of Shares equal to 4.9% of the outstanding Shares on the Trade Date] Shares (the “Threshold Number of Shares”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, and after taking into account any Shares deliverable to Party A on the same day pursuant to the Base Confirmation, (i) the Share Amount would exceed the Applicable Share Limit or (ii) the Party A Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished, and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, and after taking into account any Shares deliverable to Party A on the same day pursuant to the Base Confirmation, (i) the Share Amount would not exceed the Applicable Share Limit and (ii) the Party A Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares.

The “Share Amount” as of any day is the number of Shares that Party A and any person whose ownership position would be aggregated with that of Party A (Party A or any such person, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership of under any Applicable Restriction, as determined by Party A in its reasonable discretion. The “Applicable Share Limit” means a number of Shares equal to (A) the minimum number of Shares that could give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or could result in an adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A in its reasonable discretion, minus (B) 1% of the number of Shares outstanding.

Other Forwards:

Party A acknowledges that Party B has entered into a substantially identical forward transaction for the Shares on the date hereof (the “Other Additional Forward”) with an affiliate of [Wells Fargo Securities, LLC]10[J.P. Morgan Securities LLC]11 (the “Other Forward Counterparty”). Party A and Party B agree that if Party B designates a Settlement Date with respect to the Other Additional Forward and for which Cash Settlement or Net Share Settlement is applicable, and the resulting Unwind Period for the Other Additional Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Party B shall notify Party A prior to the commencement of such Overlap Unwind Period of the first Exchange Business Day and length of such Overlap Unwind Period, and, subject to the immediately succeeding paragraph, Party A shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction on every other Exchange Business Day that is not a Suspension Day during such Overlap Unwind Period, commencing on the [first]12[second]13 day of such Overlap Unwind Period.

Party A additionally acknowledges that Party B has entered into a substantially identical forward transaction with respect to 4,000,000 Shares pursuant to a confirmation dated as of September 24, 2013 (the “Other Base Confirmation”) with the Other Forward Counterparty. Party A and Party B agree that if Party B designates a Settlement Date under the Other Base Confirmation for which Cash Settlement or Net Share Settlement is applicable, and the resulting Unwind Period under the Other Base Confirmation coincides, or would coincide if not for the provisions set forth under clause (y) below, for any period of time with an Unwind Period for the Transaction (such period, the “Other Matching Unwind Period”), then Party B shall notify Party A prior to the commencement of such Other Matching Unwind Period of the first Exchange Business Day and the length

[10]	Insert for JPMorgan.
[11]	Insert for Wells Fargo.
[12]	Insert for JPMorgan.
[13]	Insert for Wells Fargo.

of such Other Matching Unwind Period and (x) if (and for so long as) the Other Matching Unwind Period also coincides for any period of time with an Unwind Period under the Base Confirmation, Party A shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction on every other Exchange Business Day that is not a Suspension Day during the Other Matching Unwind Period, commencing on the [first]14[second]15 day of such Other Matching Unwind Period and (y) in all other cases (including, for the avoidance of doubt, if the Unwind Period for the Transaction coincides for any period of time with the Overlap Unwind Period and the Other Matching Unwind Period but not with an Unwind Period under the Base Confirmation), for the duration of the Other Matching Unwind Period, the Unwind Period under this Confirmation shall not commence (or, if the Unwind Period under this Confirmation has already commenced, such Unwind Period shall be suspended) until the Exchange Business Day immediately following the date the Other Matching Unwind Period ends. Party B shall promptly notify Party A of the end of any Other Matching Unwind Period.

Severability:

If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

[Address:	JPMorgan Chase Bank, National Association
4 New York Plaza, Floor 18
New York, NY 10004-2413
Attention:	Mariusz Kwasnik
Title:	Operations Analyst, EDG Corporate Marketing
Telephone No:	(212) 623-7223
Facsimile No:	(212) 623-7719

With a copy to:

Address:	JPMorgan Chase Bank, National Association
245 Park Avenue, Floor 11
New York, NY 10167
Attention:	Elliot Chalom
Title:	Vice President, Assistant General Counsel
Telephone No:	(212) 648-0252
Facsimile No:	(917) 456-3370][16]

[14]	Insert for JPMorgan.
[15]	Insert for Wells Fargo.
[16]	Insert for JPMorgan.

[Address:	Wells Fargo Bank, National Association
c/o Wells Fargo Securities, LLC
375 Park Avenue
New York, NY 10152
Attention:	Documentation Group
Telephone No.:	(212) 214-6100
Facsimile No.:	(212) 214-5913

Email:	CorpEqDerivSales@wellsfargo.com][17]

Address for notices or communications to Party B:

Address:	Westar Energy, Inc.

818 South Kansas Avenue
Topeka, Kansas 66612

Attn: General Counsel
Tel: 785-575-1625
Fax: 785-575-8136

Party B payment instructions:

To Be Advised.

(b)	Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation or any Agreement. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications in this Section.

[London Branch:

Party A is entering into this Confirmation and the Agreement through its London branch. Notwithstanding the foregoing, Party A represents to Party B that the obligations of Party A are enforceable against it to the same extent as if it had entered into this Confirmation and the Agreement through its head or home office in New York.]18

Withholding Tax Imposed on Payments to Non-US Counterparties Under the United States Foreign Account Tax Compliance Act:

“Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

[17]	Insert for Wells Fargo.
[18]	Insert for JPMorgan.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

[J.P. MORGAN SECURITIES LLC,
as agent for JPMorgan Chase Bank, National Association

By:
Name:
Title:][19]

[WELLS FARGO BANK, NATIONAL ASSOCIATION
By: Wells Fargo Securities, LLC,
Acting solely in its capacity as its Agent

By:
Name:
Title:

WELLS FARGO SECURITIES, LLC, as agent for Wells Fargo Bank, National Association

By:
Name:
Title:][20]

Confirmed as of the date first written above:

WESTAR ENERGY, INC.

By:
Name:
Title:

[19]	Insert for JPMorgan.
[20]	Insert for Wells Fargo.

WESTAR ENERGY, INC.

UNDERWRITING AGREEMENT

STANDARD PROVISIONS

(PREFERRED STOCK, PREFERENCE STOCK, DEPOSITARY SHARES, COMMON STOCK)

September 24, 2013

From time to time, Westar Energy, Inc., a Kansas corporation (the “Company”), may enter into one or more underwriting agreements that provide for the offer or the offer and sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an “Underwriting Agreement”). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this “Agreement.” Terms defined in the Underwriting Agreement are used herein as therein defined.

The Company proposes to offer or to offer and issue from time to time (a) its preferred stock, without par value (the “Preferred Stock”), (b) preference stock, without par value (“Preference Stock”), (c) depositary shares representing its Preferred Stock or Preference Stock (the “Depositary Shares”) and (d) its common stock, $5.00 par value (the “Common Stock”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement including a prospectus relating to the Securities and has filed with, or transmitted for filing to, or shall promptly after the date of the Underwriting Agreement file with or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”), specifically relating to the Securities offered pursuant to this Agreement (the “Offered Securities”). The term “Registration Statement” means the registration statement as amended to the date of the Underwriting Agreement including any additional registration statement filed by the Company pursuant to Rule 462(b). The term “Base Prospectus” means the prospectus included in the Registration Statement. The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement. The term “preliminary prospectus” means a preliminary prospectus supplement specifically relating to the Offered Securities, together with the Base Prospectus. The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. The term “issuer free writing prospectus” has the meaning set forth in Rule 433 under the Securities Act. The term “Time of Sale Prospectus” means the Base Prospectus and preliminary prospectus, if any, together with any additional documents or other information identified in Schedule II to the Underwriting Agreement relating to the Offered Securities. As used herein, the terms “Base Prospectus,” “Prospectus,” “preliminary prospectus” and “Time of Sale Prospectus” shall include, in each case, the documents, if any, incorporated by reference therein. As used herein, the term “Applicable Time” means the time and date set forth in the Underwriting Agreement or such other time as agreed in writing by the Company and the Managers. The terms “supplement,” “amendment” and “amend” as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Base Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters, the Forward Sellers and the Forward Counterparties, as of the date of the Underwriting Agreement, that:

(i) The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act and has become effective; the Company has not received any notice from the Commission objecting to the use of the automatic shelf registration form; no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission; the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act and otherwise meets the requirements for the use of the Registration Statement form.

(ii) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

(iii) Each of the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the Securities Act and the rules and regulations of the Commission. (A) Each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Time of Sale Prospectus as of the Applicable Time did not contain, or as amended or supplemented, if applicable, as of the Closing Date will not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) the Prospectus as of its date does not contain, or as amended or supplemented, if applicable, as of the Closing Date will not contain, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 1(iii) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto based upon information furnished to the Company in writing by any Underwriter through the Managers expressly for use therein.

(iv) The Company has been duly incorporated, and is validly existing, as a corporation in good standing under the laws of the State of Kansas.

(v) The Company Securities, if any, have been duly authorized by the Company, reserved for issuance and, when executed and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

(vi) The Company has an authorized and outstanding capitalization as set forth in the Time of Sale Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

(vii) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has not made, used, prepared, authorized, approved or referred to any offer relating to the Offered Securities that would constitute a free writing prospectus other than (a) any written communications furnished in advance to the Managers, to which the Managers shall have the right to reasonably object in writing; (b) an electronic road show, if any, furnished to the Managers before first use; or (c) free writing prospectuses identified on Schedule II to the Underwriting Agreement relating to the Offered Securities, including any term sheet as may be set forth in Schedule III to the Underwriting Agreement relating to the Offered Securities. Any such free writing prospectus as of its issue date complied in all material respects with the requirements of the Securities Act and the rules and regulations thereunder and was filed with the Commission in accordance with the Securities Act (to the extent required pursuant to Rule 433(d) thereunder).

(viii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, each Forward Agreement and each Optional Forward Agreement (as defined below), if any, entered into in connection with the transactions contemplated under this Agreement will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its consolidated subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its consolidated subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, each Forward Agreement or any Optional Forward Agreement entered into by the Company in connection with the transactions contemplated under this Agreement except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Offered Securities.

(ix) Neither the Company nor any of its subsidiaries is (a) in violation of its articles of incorporation or by-laws (or similar organizational documents), (b) in default in the performance or observance of any obligation, covenant or condition contained in any contract or (c) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clause (b) or (c), to the extent such violation or default would not have a material adverse effect.

(x) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto effected subsequent to the date of this Agreement).

(xi) There are no legal or governmental proceedings pending or threatened to which the Company or any of its consolidated subsidiaries is a party or to which any of the properties of the Company or any of its consolidated subsidiaries is subject that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

(xii) Each of the Company and its consolidated subsidiaries has all necessary consents, authorizations, approvals, orders, certificates, licenses and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Time of Sale Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

(xiii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xiv) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(xv) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xvi) Except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), the Company and the Principal Subsidiary (as defined below) have not received written notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such liability would not, individually or in the aggregate, have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

(xvii) The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Time of Sale Prospectus and Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(xviii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xix) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2. Representations and Warranties of the Forward Sellers. Each Forward Seller severally represents and warrants to, and agrees with, the Company and the several Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by such Forward Seller and, at the Closing Date and at each Option Closing Date (as such terms are defined in the Underwriting Agreement relating to the Offered Securities), such Forward Seller will have full right, power and authority to sell, transfer and deliver the Borrowed Firm Securities and any Borrowed Optional Securities, respectively.

(b) Such Forward Seller will, at the Closing Date and at each Option Closing Date, have the free and unqualified right to transfer the Borrowed Firm Securities and any Borrowed Optional Securities, as the case may be, to be sold by such Forward Seller hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Securities and payment of the purchase prices as herein contemplated, each of the Underwriters will have the free and unqualified right to transfer the Borrowed Securities purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

3. Purchase, Sale and Delivery of the Offered Securities.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein, each of the Forward Sellers (and the Company, to the extent of any Standby Firm Securities) agrees, severally and not jointly, to sell to the respective Underwriters the number of Securities set forth in Schedule I-B to the Underwriting Agreement relating to the Offered Securities opposite the name of such Forward Seller under the heading “Number of Borrowed Firm Securities to Be Sold,” and each Underwriter agrees, severally and not jointly, to purchase from the Forward Sellers (and from the Company, to the extent of any Standby Firm Securities), at the price per share set forth in Schedule IV to the Underwriting Agreement relating to the Offered Securities, the number of Securities set forth opposite the name of such Underwriter in Schedule I-A to the Underwriting Agreement relating to the Offered Securities under the heading “Number of Borrowed Firm Securities to Be Purchased,” subject to adjustments in accordance with Section 11 hereof and subject, in each case, to adjustments among the Underwriters as the Managers in their sole discretion shall make to eliminate any sales or purchases of fractional Securities.

(b) If all of the conditions to effectiveness set forth in Section 3 of a Forward Agreement are not satisfied on or prior to the Closing Date, the relevant Forward Seller, individually, in its sole judgment, may choose not to borrow and deliver for sale the number of Securities set forth in Schedule I-B to the Underwriting Agreement relating to the Offered Securities opposite its name under the heading “Number of Borrowed Firm Securities to Be Sold.” In addition, in the event that, in the commercially reasonable judgment of a Forward Seller, it is unable to borrow and deliver for sale under this Agreement all of the Borrowed Firm Securities set forth in Schedule I-B to the Underwriting Agreement relating to the Offered Securities opposite its name or if, in such Forward Seller’s commercially reasonable judgment, borrowing such number of Borrowed Firm Securities would entail a stock loan cost in excess of a rate equal to 60 basis points per annum, then such Forward Seller shall be required to deliver for sale only the aggregate number of Securities that such Forward Seller is able to so borrow at or below such cost.

If, pursuant to the paragraph above, a Forward Seller does not borrow and deliver for sale some or all of the Borrowed Firm Securities set forth in Schedule I-B to the Underwriting Agreement relating to the Offered Securities opposite its name under the heading “Number of Borrowed Firm Securities to Be Sold,” (i) such Forward Seller will use its best efforts to notify the Company no later than 5:00 p.m., New York City time, on the first business day immediately preceding the Closing Date of the number of such Borrowed Firm Securities that it will not deliver and (ii) the Company agrees to issue and sell to the respective Underwriters pursuant to Section 9(a) hereof a number of Standby Firm Securities equal to the number of Securities that such Forward Seller does not so borrow and deliver for sale, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company its pro rata portion of a number of Standby Firm Securities equal to the number of Securities that such Forward Seller does not so borrow and deliver for sale, in each case, at the price per share set forth in Schedule IV to the Underwriting Agreement relating to the Offered Securities on the Closing Date.

(c) The Company will deliver any Standby Firm Securities issued and sold by the Company to the Underwriters pursuant to Section 9(a) hereof, and the Forward Sellers will deliver, subject to paragraph (b) of this Section, the Borrowed Firm Securities, in each case, to the Managers for the accounts of such Underwriters, through the facilities of The Depository Trust Company (“DTC”) against payment of the purchase price in federal (same day) funds by wire transfer to an account at a bank designated by the Company (in the case of any Standby Firm Securities issued and sold by the Company to the Underwriters pursuant to Section 9(a) hereof) or the Forward Sellers (in the case of any Borrowed Firm Securities) at the office of Davis Polk & Wardwell LLP, at 10:00 a.m., New York City time, on the Closing Date. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering.

(d) In addition, on the basis of the representations, warranties and agreements herein contained and upon the terms and conditions set forth herein, subject to the Company’s right to execute one or more Optional Forward Agreements as described in Section 3(e) below, the Company hereby grants an option to the Underwriters to purchase all or any portion of the Company Optional Securities at the price per share set forth in Schedule IV to the Underwriting Agreement relating to the Offered Securities less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Company Optional Securities (such per share price, for any Company Optional Securities, the “Option Purchase Price” for such Company Optional Securities).

The option granted hereunder will expire thirty (30) days after the date of this Agreement and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Firm Securities upon delivery of an “Exercise Notice” by the Managers to each Forward Seller and the Company setting forth the number of Optional Securities as to which the Underwriters are then exercising the option and the Option Closing Date (as defined in the Underwriting Agreement related to the Offered Securities) for such Optional Securities. Any Borrowed Optional Securities shall be purchased from the Forward Sellers, and any Company Optional Securities and/or Standby Optional Securities shall be purchased from the Company, in each case, for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name in Schedule I-A to the Underwriting Agreement relating to the Offered Securities bears to the total number of Firm Securities (subject to adjustments in accordance with Section 11 hereof and, in each case, to adjustments among the Underwriters as the Managers in their sole discretion shall make to eliminate any sales or purchases of fractional Securities). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof not previously exercised may be surrendered and terminated at any time upon notice by the Managers to each Forward Seller and the Company.

(e) Following the delivery of an Exercise Notice pursuant to Section 3(d) hereof:

(i) The Company may, in its sole judgment, within one business day after the delivery of such Exercise Notice, execute and deliver to (x) the JPM Forward Seller an additional letter agreement between the Company and the JPM Forward Counterparty (the “JPM Optional Forward Agreement”) and (y) the Wells

Forward Seller an additional letter agreement between the Company and the Wells Forward Counterparty (the “Wells Optional Forward Agreement” and, together with the JPM Optional Forward Agreement, the “Optional Forward Agreements”), in each case, substantially in the form attached as Exhibit A to the Underwriting Agreement relating to the Offered Securities, relating to the forward sale by the Company, subject to the Company’s right to elect net share or cash settlement of such agreements, of a number of Securities that bears the same ratio to the aggregate number of Optional Securities being purchased by the Underwriters from the Forward Sellers pursuant to the exercise of such option as the number of Securities set forth in Schedule I-B to the Underwriting Agreement relating to the Offered Securities opposite the name of the Forward Seller related to such Forward Purchaser under the heading “Number of Borrowed Optional Securities to Be Sold” bears to the aggregate number of Borrowed Optional Shares being offered pursuant hereto, subject, however, to such adjustments to eliminate any fractional shares as the Managers in their sole discretion shall make. Upon the delivery of any executed Optional Forward Agreement by the Company to a Forward Seller, the related Forward Counterparty shall promptly execute and deliver such Optional Forward Agreement to the Company, and upon such execution and delivery, and on the basis of the representations and warranties herein contained, but subject to the conditions stated in Section 3(f) hereof, such Forward Seller hereby agrees to sell to the respective Underwriters the number of Securities underlying such Optional Forward Agreement, and each of the Underwriters agrees, severally and not jointly, to purchase from such Forward Seller its pro rata portion of the number of Securities underlying such Optional Forward Agreement, in each case, at a price per share equal to the Option Purchase Price.

(ii) If the Company does not timely execute and deliver one or both Optional Forward Agreements as set forth in the immediately preceding paragraph, then, on the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby agrees to issue and sell to the respective Underwriters a number of Company Optional Securities equal to the number of Optional Securities underlying the Optional Forward Agreement(s) that were not so executed and delivered at the applicable Option Purchase Price, and each Underwriter agrees, severally and not jointly, to purchase from the Company its pro rata portion of such Company Optional Securities, in each case, at the Option Purchase Price for such Company Optional Securities.

(f) (i) If, pursuant to Section 3(e)(i) hereof, a Forward Counterparty and the Company enter into an Optional Forward Agreement, but as of the applicable Option Closing Date, (1) the representations and warranties of the Company contained in Section 1 hereto are not true and correct, (2) the Company has not performed any obligation under this Agreement as of such Option Closing Date that is required to be performed on or before such Option Closing Date under this Agreement as of such Option Closing Date, as the case may be, or (3) all of the conditions to the effectiveness set forth in Section 3 of such Optional Forward Agreement have not been satisfied (such three sets of conditions, collectively, the “Option Conditions”), the relevant Forward Seller, individually, in its sole judgment, may choose not to borrow and deliver for sale the Securities underlying such Optional Forward Agreement.

(ii) In addition, if pursuant to Section 3(e)(i) hereof, a Forward Counterparty and the Company enter into an Optional Forward Agreement, but in the commercially reasonable judgment of the relevant Forward Seller, it is unable to borrow and deliver for sale all of the Securities underlying such Optional Forward Agreement or if, in such Forward Seller’s commercially reasonable judgment, borrowing such number of Securities would entail a stock loan cost in excess of a rate equal to 60 basis points per annum, then such Forward Seller shall be required to deliver for sale only the aggregate number of Securities that such Forward Seller is able to so borrow at or below such cost.

(iii) To the extent that a Forward Seller does not borrow and deliver for sale some or all of the number of Borrowed Optional Securities underlying an Optional Forward Agreement pursuant to clauses (i) or (ii) above, (x) such Forward Seller will use its best efforts to notify the Company no later than 5:00 p.m., New York City time, on the first business day immediately preceding the applicable Option Closing Date of the number of Borrowed Optional Securities that it will not borrow and deliver for sale and (y) the Company agrees to issue and sell to the respective Underwriters pursuant to Section 9(b) hereof a number of Standby Optional Securities equal to the number of Securities that such Forward Seller does not so borrow and deliver for sale, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company its pro rata portion of a number of Standby Optional Securities equal to the number of Securities that such Forward Seller does not so borrow and deliver for sale, in each case, at a price per share equal to the Option Purchase Price (calculated as if such Standby Optional Securities were Company Optional Securities).

(g) The Company will deliver any Company Optional Securities or any Standby Optional Securities, as the case may be, to be issued and sold by the Company to the Underwriters pursuant to Section 3(e)(ii) hereof or 9(b) hereof, as applicable, and each Forward Seller will deliver, subject to Sections 3(e)(ii) and 3(f) hereof, any Borrowed Optional Securities to the Managers for the accounts of such Underwriters, through the facilities of DTC against payment of the purchase price in federal (same day) funds by wire transfer to an account at a bank designated by the Company (in the case of any Company Optional Securities or Standby Optional Securities issued and sold by the Company to the Underwriters pursuant to Section 3(e)(ii) hereof or 9(b) hereof, as applicable) or the relevant Forward Seller (in the case of any Borrowed Optional Securities) at the office of Davis Polk & Wardwell LLP, at 10:00 a.m., New York City time, on the applicable Option Closing Date. For purposes of Rule 15c6-1 under the Exchange Act, an Option Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all of the relevant Optional Securities.

4. Public Offering. The Company is advised by the Managers that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement has been entered into as in the Managers’ judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Time of Sale Prospectus and the Prospectus.

5. Conditions to Closing. Unless waived by the Managers, (i) the several obligations of the Underwriters to purchase the Firm Shares, and the obligations of each Forward Seller to deliver and sell the Borrowed Firm Shares, are subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date of the Underwriting Agreement and the Closing Date (as if made on the Closing Date), and (ii) the several obligations of the Underwriters to purchase any Optional Securities, and the obligations of each Forward Seller to deliver and sell any Borrowed Optional Securities, are subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date of the Underwriting Agreement, the Closing Date (as if made on the Closing Date) and any Option Closing Date up to, and including, the Option Closing Date applicable to such Optional Securities, and, in each case, the performance by the Company of all of the obligations to be performed by it under this Agreement on or prior to the Closing Date or applicable Option Closing Date, as the case may be, and the satisfaction of the following conditions:

(a) Subsequent to the Applicable Time and prior to the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(b) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, and there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, properties or operations of the Company and its consolidated subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto effective after the date of the Underwriting Agreement), that, in the judgment of the Managers, is material and adverse and that makes it, in the judgment of the Managers, impracticable or inadvisable to market or deliver the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus; and the Managers shall have received, on the Closing Date or the applicable Option Closing Date, as the case may be, a certificate, dated the Closing Date or the applicable Option Closing Date, as the case may be, and signed by either the chief executive officer or chief financial officer of the Company, to the foregoing effect. Such certificate will also provide that the representations and warranties of the Company contained herein are true and correct as of the Closing Date or the applicable Option Closing Date, as the case may be, and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the applicable Option Closing Date, as the case may be. The officer making such certificate may rely upon the best of his knowledge as to proceedings threatened.

(c) Each Forward Seller, each Forward Counterparty and the Managers shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of Larry D. Irick, Senior Vice President, General Counsel and Corporate Secretary of the Company (or another lawyer of the Company reasonably satisfactory to the Underwriters, each such Forward Seller and each such Forward Counterparty), dated the Closing Date or the applicable Option Closing Date, as the case may be, addressed to each Forward Seller, each Forward Counterparty and the Managers to the effect that:

(i) each of the Company and Kansas Gas and Electric Company (the “Principal Subsidiary”) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Kansas and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the business or financial condition of the Company and its subsidiaries, as a whole);

(ii) the Company has an authorized capitalization as set forth in the Time of Sale Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(iii) all of the issued shares of capital stock of the Principal Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares and except as otherwise set forth in the Time of Sale Prospectus and the Prospectus) are owned directly and indirectly by the Company, free and clear of all liens, encumbrances, equities and claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that he believes that both the Managers and he are justified in relying upon such opinions and certificates);

(iv) any Company Securities have been duly authorized by the Company, and, when executed and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable;

(v) this Agreement, each Forward Agreement and any Optional Forward Agreement entered into by the Company on or prior to the date of such opinion have been duly authorized, executed and delivered by the Company;

(vi) except as rights to indemnity and contribution under this Agreement may be limited under applicable law, the execution, delivery and performance of this Agreement, each Forward Agreement and any Optional Forward Agreement entered into by the Company on or prior to the date of such opinion and the issuance and sale of any Company Securities (in the case of Company Securities) and the consummation of the transactions contemplated herein and therein will not contravene any provision of applicable law of the United States (including laws relating specifically to electric utility companies and the electric utility industry), or of the State of Kansas that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by this Agreement, or, to the best knowledge of such counsel, of any other state or jurisdiction of the United States, or the articles of incorporation or by-laws (or similar organizational document) of the Company or, to the best knowledge of such counsel, any material agreement or other material instrument binding upon the Company, and, except for any opinion as to federal and state securities or Blue Sky laws (as to which such counsel is not called upon to express any opinion), no consent, approval or authorization of any governmental body or agency under the laws of the State of Kansas or any federal law of the United States (except with respect to consents, approvals and authorizations relating specifically to the public utility companies or the utilities industry, as to which such counsel is not called upon to express any opinion) that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by this Agreement or, to the best knowledge of such counsel, of any other state or jurisdiction of the United States or of any foreign jurisdiction is required for the performance by the Company of its obligations under this Agreement, each Forward Agreement or any Optional Forward Agreement entered into by the Company on or prior to the date of such opinion;

(vii) each of the Company and the Principal Subsidiary possesses valid franchises, certificates of convenience and authority, licenses and permits authorizing it to carry on the electric utility business in which it is engaged, except in the cases that the failure to possess such franchises, certificates, licenses or permits, individually or in the aggregate, would not be reasonably expected to have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole, and neither the Company nor the Principal Subsidiary has received any notice of proceedings relating to the revocation or modification of any such franchise, certificate of convenience and authority, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect, except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus;

(viii) the statements (A) in Item 3 of the Company’s most recent Annual Report on Form 10-K incorporated by reference in the Time of Sale Prospectus and the Prospectus, (B) in Part II, Item 1 under the caption “Legal Proceedings” of the Company’s most recent Quarterly Report on Form 10-Q incorporated by reference in the Time of Sale Prospectus and the Prospectus and (C) in the Registration Statement in Item 15, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

(ix) such counsel does not know of any legal or governmental proceeding pending or threatened (including, without limitation, proceeding pending before the State Corporation Commission of the State of Kansas (“KCC”) or Federal Energy Regulatory Commission (“FERC”)) to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject which is required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and is not so described, or of any contract, other document, public utility law or regulation which is required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required;

(x) the Company has complied with K.S.A. § 66-125 with respect to the issuance of the Company Securities, if any; no additional consent, approval, authorization, filing with or order of (a) FERC under the Federal Power Act, (b) the KCC or (c) to such counsel’s knowledge, any court or governmental agency or body is required in connection with the transactions contemplated herein, in each Forward Agreement or in any Optional Forward Agreement entered into by the Company on or prior to the date of such opinion, except such as have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Time of Sale Prospectus; and

(xi) the statements in the prospectus supplement contained in the Time of Sale Prospectus and the Prospectus under “Description of Capital Stock,” insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters and documents.

Such counsel shall also state that nothing has come to his attention that causes him to believe that (a) on the date of this Agreement, the Registration Statement (including documents incorporated by reference therein and the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430B under the Securities Act) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) at the Applicable Time, the Time of Sale Prospectus contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Prospectus as of its date or as amended or supplemented, if applicable, at the Closing Date or the applicable Option Closing Date, as the case may be, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

With respect to the preceding paragraph, such counsel may state that he has not been called upon to pass upon, and that he expresses no view regarding, the financial statements or financial schedules or statistical data derived therefrom or other accounting or financial data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and that his opinion and belief is based upon his participation in the preparation of the Registration Statement, Time of Sale Prospectus, Prospectus (as amended or supplemented) and the documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified.

In expressing his opinion as to questions of the law of jurisdictions other than the State of Kansas and the United States, such counsel may rely to the extent reasonable on such counsel as may be reasonably acceptable to counsel to the Underwriters. In addition, such counsel may reasonably rely as to questions of fact on certificates of responsible officers of the Company.

(d) Each Forward Seller, each Forward Counterparty and the Managers shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of Davis Polk & Wardwell LLP, special counsel for the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, to the effect that:

(i) the Company is not, and after giving effect to (a) the transactions contemplated by this Agreement and (b) entry into each Forward Agreement and any Optional Forward Agreement entered into by the Company on or prior to the date of such opinion, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(ii) except as rights to indemnity and contribution under this Agreement may be limited under applicable law, the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, each Forward Agreement and any Optional Forward Agreement entered into by the Company on or prior to the date of such opinion and the consummation of the transactions contemplated herein and therein will not contravene any provision of the laws of the State of New York or any federal law of the United States of America (except with respect to laws relating specifically to public utility companies or the utilities industry, as to which such counsel is not called upon to express any opinion) that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by this Agreement, each Forward Agreement and any Optional Forward Agreement entered into by the Company on or prior to the date of such opinion; provided that such counsel need not express an opinion as to federal or state securities laws;

(iii) no consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America (except with respect to laws relating specifically to public utility companies or the utilities industry, as to which such counsel is not called upon to express any opinion) that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by this Agreement, each Forward Agreement and any Optional Forward Agreement entered into by the Company on or prior to the date of such opinion is required for the execution, delivery and performance by the Company of its obligations under this Agreement, each Forward Agreement or any Optional Forward Agreement entered into by the Company on or prior to the date of such opinion, except such as may be required under federal or state securities or Blue Sky laws;

(iv) the statements in the prospectus supplement contained in the Time of Sale Prospectus and the Prospectus under “Material U.S. Federal Tax Considerations for Non-U.S. Holders,” insofar as such statements purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, fairly and accurately summarize the matters referred to therein in all material respects.

Such counsel shall state that it has considered the statements included in the Time of Sale Prospectus and the Prospectus under the captions “Underwriting” and “Plan of Distribution,” insofar as they summarize provisions of this Agreement, and in such counsel’s opinion, such statements fairly summarize these provisions in all material respects.

Such counsel shall also state that (1) the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; (2) nothing has come to the attention of such counsel that causes them to believe that, insofar as relevant to the offering of the Offered Securities: (a) on the date of this Agreement, the Registration Statement (including documents incorporated by reference therein and the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430B under the Securities Act) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) at the Applicable Time, the Time of Sale Prospectus contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Prospectus as of its date or as amended or supplemented, if applicable, at the Closing Date or the applicable Option Closing Date, as the case may be, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

With respect to the preceding paragraph, Davis Polk & Wardwell LLP may state that the primary purpose of its professional engagement is not to establish or confirm factual matters or financial, accounting or quantitative information and that they are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and they have not themselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in their opinion letter), and that their opinion and belief is based upon their participation in the preparation of the Registration Statement, Time of Sale Prospectus and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but is without independent check or verification except as specified. Such counsel shall not be required to express a view as to the conveyance of the Time of Sale Prospectus or the information contained therein to investors.

(e) Each Forward Seller, each Forward Counterparty and the Managers shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of Hunton & Williams LLP, counsel for the Underwriters, dated the Closing Date or the applicable Option Closing Date, as the case may be, addressed to each Forward Seller, each Forward Counterparty and the Managers, covering the matters requested by and in form and substance reasonably satisfactory to the Managers.

(f) The Managers shall have received at the Applicable Time a letter dated such date, and shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, a letter dated such date, in each case, addressed to the Managers and in form and substance satisfactory to the Managers, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information reviewed by them contained in or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus and each other firm of independent accountants, if any, who audited or reviewed financial statements contained in or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to such financial statements and financial information.

(g) Each Forward Seller, each Forward Counterparty and the Managers shall have received on the date hereof, on the Closing Date or on the applicable Option Closing Date, as applicable, such additional documents as the Managers shall have reasonably requested to confirm compliance with the conditions to closing listed herein.

(h) The Company Securities, if any, shall have been listed and admitted and authorized for trading on the New York Stock Exchange, subject to official notice of issuance.

(i) The Lockup Agreements described in Section 6(j) shall be in full force and effect.

6. Covenants of the Company. In further consideration of the agreements of the Underwriters, each Forward Seller and each Forward Counterparty herein contained, the Company covenants as follows:

(a) To furnish to the Managers, each Forward Seller and each Forward Counterparty, without charge, a copy of the Registration Statement and two signed copies of any post-effective amendment thereto specifically relating to the Offered Securities (including exhibits thereto and documents incorporated therein by reference) and, during the period mentioned in paragraph (c) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto as the Managers may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish each of the Managers, each Forward Seller and each Forward Counterparty with a copy of each such proposed amendment or supplement, and not to make such amendment or supplement that the Managers shall have reasonably objected to in writing.

(c) Before filing, using or referring to any free writing prospectus relating to the Offered Securities, to furnish each of the Managers, each Forward Seller and each Forward Counterparty a copy of each such free writing prospectus, and not to file, use or refer to any such free writing prospectus that any of the Managers shall have reasonably objected to in writing.

(d) Not to take any action that would result in an Underwriter being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances existing at the time, not misleading, or if any event shall occur as a result of which any free writing prospectus included as part of the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, the Company shall forthwith (1) notify each of the Managers, each Forward Seller and each Forward Counterparty of such event and (2) prepare and furnish, at its expense, to the Underwriters and to each of the dealers (whose names and addresses the Managers will furnish to the Company), each Forward Seller and each Forward Counterparty either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances existing at the time, be misleading or so that any free writing prospectus which is included as part of the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement.

(f) If, during such period after the first date of the public offering of the Offered Securities during which in the opinion of counsel to the Managers the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time, not misleading, the Company shall (1) notify the Managers of such event and (2) forthwith prepare and furnish, at its expense, to the Underwriters and to the dealers (whose names and addresses the Managers will furnish to the Company) to which Offered Securities may have been sold by the Managers on behalf of the Underwriters and to any other dealers on request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing at the time, be misleading.

(g) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such U.S. jurisdictions as the Managers shall reasonably request.

(h) To make generally available to the Company’s security holders as soon as practicable an earnings statement covering the twelve month period beginning on the first day of the first fiscal quarter commencing after the date hereof, which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (which may be accomplished by making generally available the Company’s financial statements in the manner provided for by Rule 158 of the Securities Act).

(i) The Company shall not (i) issue, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, hedge or file with the Commission a registration statement under the Securities Act relating to any Common Stock or securities convertible into or exchangeable or exercisable for any Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition, hedge or filing, or (ii) grant any options whatsoever in respect of its Common Stock, in each case for a period of 75 days after the date of this Agreement, except (A) the offer and issuance (in the case of any Company Securities) of Offered Securities pursuant to this Agreement; (B) any issuance and sale of Common Stock to the Forward Counterparties pursuant to the Forward Agreements or any Optional Forward Agreement (whether pursuant to Physical Settlement or Net Share Settlement (each as defined in the applicable Forward Agreement or any applicable Optional Forward Agreement, as the case may be), as a result of acceleration or otherwise); (C) any issuance and sale of Common Stock to The Bank of New York Mellon in settlement of any Transaction (as such term is defined in the BNYMTC Forward (as defined below) or the Prior BNYMTC Forward (as defined below), as applicable) with a Trade Date (as such term is defined in the

BNYMTC Forward or the Prior BNYMTC Forward, as applicable) prior to the date of this Agreement entered into pursuant to the Master Confirmation for Forward Stock Sale Transactions, dated as of March 21, 2013, between the Company and The Bank of New York Mellon (the “BNYMTC Forward”) or pursuant to the Master Confirmation for Forward Stock Sale Transactions, dated as of April 2, 2010, between the Company and The Bank of New York Mellon (the “Prior BNYMTC Forward”); (D) the offer and/or sale, whether as a Forward or an Issuance (as such terms are defined in the Financing Agreement), of up to $20 million of Common Stock pursuant to the Sales Agency Financing Agreement, dated as of March 21, 2013 (the “Financing Agreement”), as may be amended and supplemented from time to time; provided that the Company shall make no such sale prior to the later of (x) 45 days after the date of this Agreement or (y) 30 days after the latest date the Managers provide notice to the Company of their election to exercise the over-allotment option in whole or in part, if the Managers elect to exercise the over-allotment option (it being understood that for purposes of this Section 6(i), any such amendments or supplements of such Financing Agreement shall not be considered an offer, sale or intent to offer or sell Common Stock); (E) any issuance and sale of Common Stock to The Bank of New York Mellon in settlement of any Transaction (as such term is defined in the BNYMTC Forward or the Prior BNYMTC Forward, as applicable) entered into pursuant to the exception provided by clause (D) above; and (F) any issuance or sale of Common Stock pursuant to the Company’s Direct Stock Purchase Plan, without the prior written consent of J.P. Morgan Securities LLC and Wells Fargo Securities, LLC at their sole discretion. The foregoing restrictions shall not apply to any grants of stock options or restricted stock pursuant to the terms of an equity compensation or similar plan in effect on the date hereof.

(j) The Company will cause each named executive officer and director of the Company to furnish to the Managers, on or prior to the Closing Date, a letter or letters, substantially in the form set forth in Schedule I hereto and in form and substance satisfactory to the Underwriters (“Lock-up Agreements”), pursuant to which each such person shall agree not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position with respect to any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, for a period of 75 days after the date of the Underwriting Agreement, except with the prior written consent of J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, provided, however that such restriction shall not apply to (i) any transfer by such persons of their Common Stock as a bona fide gift or gifts to members of their “immediate family” and/or a charity or by will or intestacy, provided that any such transferee agrees in writing to be bound by the terms hereof, (ii) any transfer by such persons of their Common Stock to a trust the beneficiaries of which are exclusively the holder of the stock him/herself, a member or members of his or her “immediate family” and/or a charity, provided that any such transferee agrees in writing to be bound by the terms hereof, (iii) any forfeiture or sale by such persons of shares of Common Stock to the Company or, in the event that such forfeiture or sale does not discharge all income or payroll tax liabilities, to the public market to discharge income or payroll tax liabilities resulting from the vesting of options to purchase shares of Common Stock or of restricted share units acquired by such persons through the Company’s Direct Stock Purchase Plan, 1996 Long-Term Incentive and Share Award Plan, Employee Stock Purchase Plan, Stock for Compensation Program or Outside Directors’ Deferred Compensation Plan or any other similar plan in effect as of the date hereof, or (iv) any pledge by such persons of shares of Common Stock to secure a loan from a recognized financial institution, provided the pledgee agrees to be bound by the terms hereof; provided that in connection with (i), (ii) or (iv) above, no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, as amended, shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 75-day period referred to above).

7. Covenants of the Underwriters. In further consideration of the agreements of the Company herein contained, each Underwriter severally covenants as follows:

(a) Subject to Section 7(b), not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(b) Not to use, refer to or distribute any free writing prospectus except:

(i) a free writing prospectus that (a) is not an issuer free writing prospectus and (b) contains only information describing the preliminary terms of the Offered Securities or the offering thereof, which information is limited to the categories of terms referenced on Schedule III to the Underwriting Agreement relating to the Offered Securities or otherwise permitted under Rule 134 of the Securities Act;

(ii) a free writing prospectus as shall be agreed in writing with the Company that is not distributed, used or referred to by such Underwriter in a manner reasonably designed to lead to its broad unrestricted dissemination (unless the Company consents in writing to such dissemination); or

(iii) a free writing prospectus identified in Schedule II to the Underwriting Agreement relating to the Offered Securities as forming part of the Time of Sale Prospectus (including any customary distribution through the Bloomberg system consisting of the information contained in such free writing prospectus).

8. Indemnification and Contribution. The Company agrees to indemnify and hold harmless each Forward Seller, each Forward Counterparty, each Underwriter, the directors, officers, employees and agents of each Forward Seller, each Forward Counterparty and each Underwriter, and each person, if any, who controls either Forward Seller, either Forward Counterparty or any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and any successor or assign of any of the foregoing persons, from and against any and all losses, claims, damages and liabilities arising out of, based upon or caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any amendment, any preliminary prospectus, the Time of Sale Prospectus (as amended or supplemented), any issuer free writing prospectus or the Prospectus (as amended or supplemented), arising out of, based upon or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, are based upon or are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by such Underwriter through the Managers expressly for use therein.

Each Underwriter severally and not jointly agrees to indemnify and hold harmless each Forward Seller, each Forward Counterparty, the Company, each of its directors and officers who have signed the Registration Statement and each person, if any, who controls either Forward Seller, either Forward Counterparty or the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, the Prospectus or any amendment or supplement thereto.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter called the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and, upon advice of counsel the indemnified party concludes that counsel chosen by the indemnifying party to represent the indemnified party would be inappropriate due to actual or potential differing interests between the indemnifying party and indemnified party or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and disbursements of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and disbursements shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify, to the extent provided in the two immediately preceding paragraphs, the indemnified party from and against any loss or liability by reason of such settlement or judgment. In the case of any such separate firm for the Underwriters and such control persons of the Underwriters, such firm shall be designated in writing by the Managers. In the case of any such separate firm for the Company and such directors, officers and controlling persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for either Forward Seller or either Forward Counterparty, such firm shall be designated in writing by such Forward Seller (in its capacity as a Forward Seller or as agent for the related Forward Counterparty or an affiliate thereof, as the case may be). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

If the indemnification provided for in the first or second paragraph of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities for which indemnification is provided herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party on the one hand and the indemnified party on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. For purposes of clause (i) in the immediately preceding sentence, the relative benefits received by the Company (which benefits shall include the proceeds to be received by the Company pursuant to the Forward Agreements and any Optional Forward Agreement entered into by the Company assuming, in each case, Physical Settlement (as defined in the Forward Agreements or any Optional Forward Agreement, as the case may be) thereof), the Underwriters and the Forward Sellers and the Forward Counterparties shall be deemed to be in the same proportions as (i) the sum of (A) the aggregate offering price of Company Securities and (B) the proceeds to be received by the Company pursuant to the Forward Agreements and any Optional Forward Agreement entered into by the Company assuming, in each case, Physical Settlement (as defined in the Forward Agreements or any Optional Forward Agreement, as the case may be) thereof), (ii) the total underwriting discounts and commissions received by the Underwriters in respect of the offering of the Offered Securities, and (iii) the aggregate Spread (as such term is defined in the Forward Agreements or any Optional Forward Agreement, as the case may be) received by affiliates of the Forward Sellers under the Forward Agreements and any Optional Forward Agreements entered into by the Company, in each of cases (i)(A) and (ii), as set forth in the table on the cover page of the Prospectus. The relative fault of any indemnifying party and any indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or by the indemnified party on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, each Forward Seller, each Forward Counterparty and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, each person who controls a Forward Seller within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of a Forward Seller shall have the same rights to contribution as such Forward Seller, each person who controls a Forward Counterparty within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of a Forward Counterparty shall have the same rights to contribution as such Forward Counterparty and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph and the preceding paragraph. Notwithstanding the provisions of this Section 8, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by them and distributed to the public were offered to the public exceeds the amount of any damages which the

Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreement contained in this Section 8 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriters, each Forward Seller, each Forward Counterparty, any of their respective officers, directors, employees, agents or any person controlling the Underwriters, either Forward Seller or either Forward Counterparty or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

9. Additional Issuance and Sale by the Company.

(a) In the event that (i) all of the conditions to effectiveness set forth in Section 3 of a Forward Agreement are not satisfied on or prior to the Closing Date, and the relevant Forward Seller elects pursuant to Section 3(b) hereof not to deliver the Borrowed Firm Securities deliverable by such Forward Seller under this Agreement or (ii) in the commercially reasonable judgment of a Forward Seller, it is unable to borrow and deliver for sale under this Agreement all of the Borrowed Firm Securities set forth in Schedule I-B to the Underwriting Agreement relating to the Offered Securities opposite its name or, in such Forward Seller’s commercially reasonable judgment, borrowing such number of Borrowed Firm Securities would entail a stock loan cost in excess of 60 basis points per annum, and, in each case, pursuant to Section 3(b) hereof such Forward Seller elects not to deliver all of the Borrowed Firm Securities deliverable by such Forward Seller under this Agreement, the Company shall issue and sell in whole but not in part a number of Securities equal to the number of Borrowed Firm Securities that such Forward Seller does not so borrow and deliver. Upon the occurrence of any event described in the immediately preceding sentence, each of the Company and the Managers shall have the right to postpone the Closing Date for a period not exceeding one (1) business day in order to effect any required changes in any documents or arrangements.

(b) In the event that (i) all of the Option Conditions are not satisfied on or prior to any Option Closing Date, and a Forward Seller elects pursuant to Section 3(f) hereof not to deliver all of the applicable Borrowed Optional Securities deliverable by such Forward Seller under this Agreement, or (ii) in the commercially reasonable judgment of a Forward Seller, it is unable to borrow and deliver for sale under this Agreement all of the Borrowed Optional Securities underlying any Optional Forward Agreement or, in such Forward Seller’s commercially reasonable judgment, borrowing such number of Borrowed Optional Securities would entail a stock loan cost in excess of 60 basis points per annum and, in each case, pursuant to Section 3(f) hereof, such Forward Seller elected not to deliver all of the applicable Borrowed Optional Securities deliverable by such Forward Seller under this Agreement, the Company shall issue and sell in whole but not in part a number of Securities equal to the number of Securities specified in the applicable Exercise Notice that such Forward Seller does not so borrow and deliver. Upon the occurrence of any event described in the immediately preceding sentence, each of the Company and the Managers shall have the right to postpone the relevant Option Closing Date for a period not exceeding one (1) business day in order to effect any required changes in any documents or arrangements.

(c) A Forward Seller shall have no liability whatsoever for any Securities that it does not deliver to the Underwriters or any other party if such Forward Seller (i) elects, pursuant to Section 3(b) or 3(f) hereof not to deliver Securities because all of the conditions to effectiveness set forth in Section 3 of the applicable Forward Agreement or any of the Option Conditions, as applicable, have not been satisfied or (ii) is unable to borrow and deliver for sale under this Agreement all of the Securities it is required to deliver hereunder or if, in such Forward Seller’s commercially reasonable judgment, such number of Securities would entail a stock loan cost in excess of a rate equal to 60 basis points per annum.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Managers by notice given by the Managers to the Company and each Forward Seller, if (a) after the Applicable Time and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange, NYSE MKT or the Financial Industry Regulatory Authority, Inc., (ii) trading of any securities of the Company shall have been suspended on the New York Stock Exchange, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or any change in financial markets or any calamity or crisis that, in the judgment of the Managers, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other events, makes it, in the judgment of the Managers, impracticable or inadvisable to market or deliver the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto) and this Agreement.

The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectuses, the Time of Sale Prospectus, any free writing prospectus and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereto to the Underwriters, (b) the preparation, printing and distribution of this Agreement and the Blue Sky Memorandum, (c) the delivery of the Company Securities, if any, to the Underwriters, (d) the reasonable fees and disbursements of the Company’s counsel and accountants, (e) the qualification of the Offered Securities under the applicable state securities or Blue Sky laws in accordance with Section 5, including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with any Blue Sky survey and any legal investment survey, and (f) all fees payable to the Financial Industry Regulatory Authority, Inc. in connection with the review, if any, of the offering of the Securities. Except as specifically provided elsewhere herein, the Underwriters will pay all of their own costs and expenses, including without limitation the fees and expenses of their counsel and their travel expenses for selling presentations.

If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder. This provision shall survive the termination or cancellation of this Agreement.

11. Defaulting Underwriters. If on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Securities that it has or they have agreed to purchase on such date and such failure to purchase shall constitute a default in the performance of its obligations hereunder, and the aggregate amount of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Offered Securities set forth opposite their respective names bears to the aggregate amount of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Managers may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Offered Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such amount of Offered Securities without the written consent of such Underwriter. If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the aggregate amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Offered Securities to be purchased on such date, and arrangements satisfactory to the Managers and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Managers or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12. Counterparts. The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Submission to Jurisdiction. Except as set forth below, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter, each Forward Seller, each Forward Counterparty and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement or any transactions contemplated hereunder. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

SCHEDULE I

FORM OF LOCK-UP AGREEMENT

Westar Energy, Inc.

Public Offering of Common Stock

                    , 2013

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

UBS Securities LLC

As Representatives of the several Underwriters

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10019

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Westar Energy, Inc., a corporation organized under the laws of the State of Kansas (the “Company”), J.P. Morgan Securities LLC, in its capacity as agent for an affiliate of JPMorgan Chase Bank, National Association, and Wells Fargo Securities, LLC, in its capacity as agent for Wells Fargo Bank, National Association, and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of common stock, $5.00 par value (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, offer to sell, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 75 days after the date of the Underwriting Agreement, other than:

(i)	any transfer of all or part of the undersigned’s shares of Common Stock as a bona fide gift or gifts of such shares of Common Stock to members of the undersigned’s “immediate family” (as such term is defined under Item 404 of Regulation S-K under the Securities Act of 1933) and/or a charity or by will or intestacy; provided that any such transferee agrees in writing to be bound by the terms hereof;

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(ii)	any transfer of all or part of the undersigned’s shares of Common Stock to a trust the beneficiaries of which are exclusively the undersigned, a member or members of his or her “immediate family” (as such term is defined under Item 404 of Regulation S-K under the Securities Act of 1933) and/or a charity, provided that any such transferee agrees in writing to be bound by the terms hereof;

(iii)	forfeit or sell shares of Common Stock to the Company or, in the event that such forfeiture or sale does not discharge all income or payroll tax liabilities, to the public market to discharge income or payroll tax liabilities resulting from the vesting of options to purchase shares of Common Stock or of restricted share units acquired by the undersigned through the Company’s Direct Stock Purchase Plan, 1996 Long-Term Incentive and Share Award Plan, Employee Stock Purchase Plan, Stock for Compensation Program or Outside Directors’ Deferred Compensation Plan or any other similar plan in effect as of the date hereof; and

(iv)	any pledge of shares of Common Stock to secure a loan from a recognized financial institution, provided the pledgee agrees to be bound by the terms hereof;

provided that in connection with (i), (ii) or (iv) above, no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 75-day period referred to above).

It is understood that (a) if the Company notifies you that it does not or the Underwriters do not intend to proceed with the offering, (b) if the Underwriting Agreement does not become effective by November 30, 2013 or (c) if for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

[Signature page follows]

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Yours very truly,

Name:
Title:
c/o Westar Energy, Inc.
818 South Kansas Avenue
Topeka, Kansas 66612

[Signature Page to Lock-Up Agreement]

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